UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2011 (October 6, 2011)

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BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

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Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address if principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act 17 CRS 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 19, 2011, Bioscrip, Inc. (the “Company”) disclosed in a Current Report on Form 8-K, the separation of employment of Barry A. Posner with the Company effective September 19, 2011 (the “Separation Date”).  Prior to his separation of employment, Mr. Posner served as the Company’s Executive Vice President, General Counsel and Secretary.  In connection with his departure, on October 6, 2011, Mr. Posner executed a Separation and Release Agreement (the “Separation Agreement”) with the Company.

The Separation Agreement supersedes Mr. Posner’s 2006 Severance Agreement filed as Exhibit 10.1 to the Company’s Form 8-K filed August 25, 2006, and includes the following provisions:

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Cash severance of $840,000, which is equal to two years of Mr. Posner’s current base salary, payable as follows: (i) $210,000 in March 2012, and (ii) an aggregate amount of $630,000 payable in equal monthly installments of $35,000, commencing April 2012 and ending September 2013;

•	A $50,000 one-time payment payable within ten days after the effective date of the Agreement, which is the date that Mr. Posner’s right to rescind the Agreement expires;

•	Payment of all accrued but unpaid wages based upon Mr. Posner’s base salary and all accrued but unused vacation and paid time off days through the Separation Date;

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Continuation of the equivalent medical and dental coverage that Mr. Posner had through the Separation Date for the earlier of (i) twenty-four months or (ii) such time as Mr. Posner obtains employment; and

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All outstanding stock options and restricted stock awards issued to Mr. Posner and held by him as of the Separation Date shall vest immediately and shall remain exercisable until July 1, 2012, except options for 70,000 shares that are to expire on November 28, 2011, which must be exercised by that date or be forfeited.

In addition, the Separation Agreement provides that Mr. Posner will remain available to provide consulting services to the Company until July 1, 2012 for up to twenty hours per month.  Mr. Posner shall receive a lump sum retainer fee of $50,000 for those services.

The Separation Agreement further provides for (i) a general release of claims by Mr. Posner against the Company and its affiliates, and (ii) an acknowledgement by Mr. Posner that except with respect to the non-competition covenant, all other obligations contained in his August 24, 2006 Restrictive Covenants Agreement, including the confidentiality and undertakings, shall remain in full force and effect.

The summary of the terms of the Separation Agreement set forth above is qualified in its entirety by reference to the full text of the Separation Agreement which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements
                                        of Certain Officers.

The information provided in Item 1.01 of this Form 8-K is incorporated into this Item 5.02 by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Separation and Release Agreement dated as of October 6, 2011 between Barry A. Posner and Bioscrip, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: October 12, 2011	/s/ Richard M. Smith
	By:	Richard M. Smith Chief Executive Officer